Exhibit 10.15

                                COMMERCIAL LEASE

1. Basic Provisions ("Basic Provisions")

         1.1 Parties: This Lease ("Lease"), dated for reference purposes only February 1, 2006 ("Effective Date"), is made by and between ARCO Securities, Inc., a California corporation ("Lessor") and American Consolidated Management Group, Inc., a Utah Corporation, ("Lessee"), (collectively the "Parties," or individually a "Party").

         1.2 Premises: That certain real property, including all improvements currently located thereon and to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1836 Lapham Drive, Modesto, Stanislaus County, CA (Stanislaus County Tax Assessor's Parcel Number 036-1715-670) ("Property"), and generally described as Rooms 146 (Cooler), 149 (Conference Room), and the upstairs Training Room within the Dry Storage Warehouse portion of the Building located on the Property ("Building"), as more specifically shown on Exhibit A attached hereto ("Premises"). For purposes of this Lease, the parties have agreed that the estimated rentable area of the Premises is approximately 4395 square feet. (See Paragraph 2 for further provisions.)

         1.3 Term: Twentyfour (24) months ("Term") commencing on the Delivery Date (defined below) ("Commencement Date") and ending 24 months thereafter ("Expiration Date"). As soon as Lessor has determined the actual Commencement Date, it shall prepare a Lease Term Acknowledgment Memorandum, reflecting the actual Commencement Date and Expiration Date, and shall forward it to Lessee for its signature.

         1.4 Early Possession: Lessor may (but shall not be obligated to) provide Lessee with possession of the Premises prior to the Commencement Date ("Early Possession Date") (See Paragraphs 3.2 and 3.3 for further provisions.)

         1.5 Base Rent: For the initial twelve (12) months of the Term, commencing on the Commencement Date, on or before the first day of each and every month, Lessee shall pay base rent ("Base Rent") of $2856.75 per month. Base Rent payable during the remainder of the intial Term, which also shall be payable on or before the first day of each and every month, shall be payable in the amounts set forth in Paragraph 50.

         1.6 Base Rent Paid Upon Execution: On execution of this Lease, Lessee shall pay one (1) month's Base Rent of $2856.75 (prorated in the event the Estimated Delivery Date occurs on other than the first day of any month) to be applied towards the first month's Base Rent.

         1.7 Operating Expenses: During the Term, Lessee shall pay, or shall reimburse Lessor for two percent (2 %) of certain expenses incurred in maintaining and operating the Property and/or Building (collectively, "Operating Expenses"). (See Paragraph 4.2 for further provisions.)

         1.8 Security Deposit: The sum of Four Thousand Two Hundred Eighty Five Dollars ($4285), which is equal to 1 1/2 months rent, shall be paid by Lessee and held by Lessor as a Security Deposit ("Security Deposit").
(See Paragraph 5 for further provisions.)

         1.9 Options to Extend. Lessee shall have an option to extend the Term of this Lease, for a period of two (2) years. (See Paragraph 51 for further provisions).

         1.10 Permitted Use: Research & Development, general office and storage and related uses. (See Paragraph 6 for further provisions.)

         1.11 Insuring Party: Lessor is the "Insuring Party." (See Paragraph 8 for further provisions.)

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         1.12 Real Estate Brokers: The following real estate brokers
(collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties: No broker represents the Lessee or Lessor. Lessor and Lessee warrant to each other that neither Party has employed any other broker with respect to the transactions leading up to their execution of this Lease.

         1.13 Lessor's Improvements: Lessor shall deliver the Premises to Lessee in its "As Is" condition existing on the Effective Date. However, the Lessor will credit the Lessee up to two months of rent for Lessee improvements.

         1.14 Lessee's Improvements: Lessee, at its sole expense, shall make such alterations and improvements to the Premises (and, to the extent required, to the areas of the Property immediately adjacent to the Premises) as are necessary to bring the Premises to a point where it is useable for Lessee's operation. Lessee shall install all items necessary to put the Premises in condition for Lessee to operate its facility. Lessee specifically agrees to accept the condition of the Premises "As Is."

         1.15 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by __________________ ("Guarantor"). (See Paragraph 37 for further provisions.)

2. Premises.

         2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

         2.2 Condition. Except as otherwise provided in Paragraph 1.13, above, Lessor shall deliver the Premises to Lessee on the Delivery Date clean and free of debris and in the condition specified in Paragraph 1.13.

         2.3 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Requirements (as defined in Paragraph 6.3), including without limitation, the "Americans With Disabilities Act") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to such matters other than as are specifically set forth in this Lease.

3. Term.

         3.1 Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

         3.2 Early Possession. As specified in Paragraph 1.4 above, Lessor, in its sole discretion, may permit Lessee to take possession of the Premises prior to the Commencement Date. Notwithstanding such early possession, Base Rent shall not commence until the Commencement Date; however, all other terms and conditions of this Lease, (including but not limited to the obligation to pay additional Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such early possession period. Any such early possession shall not affect nor advance the Expiration Date of the initial Term.

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         3.3 Delay in Possession. If for any reason the Delivery Date has not occurred by the Estimated Delivery Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the Term hereof. Base Rent shall not commence however, until the Delivery Date has actually occurred. If the Delivery Date has not occurred within thirty (30) days after the Estimated Delivery Date, Lessee shall have the right to terminate this Lease upon written notice to Lessor given at any time prior to the Delivery Date actually having occurred.

4. Rent.

         4.1 Base Rent. Lessee shall cause payment of Base Rent, and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset, demand or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

         4.2 Operating Expenses.

                  (a) "Operating Expenses" is defined, for purposes of this Lease, as all costs and expenses to be paid, or reimbursed to Lessor, by Lessee for:

                           (i) Electrical service for operation of lights and
other devices in the parking and other exterior areas of the Property.

                           (ii) The operation, repair and maintenance, in neat,
clean, good order and condition of the following specific facilities/improvements located within the defined space:

                                    (aa) Sprinkler system and other fire
detection systems

                                    (bb) Alarm system(s) and other security
devices

                                    (cc) landscaped areas, striping, bumpers,
outdoor lighting facilities, fences and gates.

                                    (dd) Pest control services

                           (iii) Salary, wages, taxes and other benefits of
security personnel providing services, to the extent the same are provided for the benefit of the Property.

                           (iv) The premium(s) for insurance coverages required
to be maintained by Landlord pursuant to Paragraph 8.3(a), to the extent such premium(s) exceed the premium(s) payable by Lessor for such coverage as of the Effective Date.

                  (b) The inclusion of the improvements, facilities and services set forth in Paragraphs 4.2 (a) (ii) and (iii) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Property already has the same, Lessor already provides the services or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

                  (c) Lessee shall pay all Operating Expenses to Lessor within ten (10) days after Lessee's receipt of an invoice concerning such Operating Expenses, which invoice shall be accompanied by copies of receipts, invoices or other documentation concerning the Operating Expenses that are the subject of the invoice. All Operating Expenses and other amounts payable by Lessee under this Lease, in addition to Base Rent, shall be deemed rent; and Lessor shall

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have the same remedies for Lesse's failure to make timely payment of such monetary amounts as are available to Lessor for Lessee's failure to make timely payment of Base Rent.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.8 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the Term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6. Use.

         6.1 Use. Lessee shall use and occupy the Premises only for the purpose set forth in Paragraph 1.10, or any other lawful use, which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, the Premsies, Building, Property, neighboring premises and/or neighboring properties.

         6.2 Hazardous Substances.

                  a) Hazardous Materials Laws; Hazardous Materials. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, gasoline, petroleum product, polychlorinated biphenyls or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third Person under any Hazardous Materials Law.

                  b) Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from the Premises, unless: such use is conducted in full compliance with the provisions of this Section 6.2 and 6.3 and are used, stored and disposed of in strict accordance with all applicable Hazardous Materials Laws. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank to hold a Hazardous Substance,
(ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises or the Property of a

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Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Property, Premises or neighboring properties.Upon the expiration of the Term or sooner termination of this Lease, Tenant shall remove any equipment, improvements or storage facilities utilized by Tenant

                  c) Compliance With Laws. Tenant and its agents, contractors, employees, assignees, sublessees, licensees, concessionaires, and invitees shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall not perform any monitoring, investigation, clean-up, removal or other remedial work including, without limitation, the preparation and implementation of any closure, remedial action or other required plans in connection therewith (collectively, "Remedial Work") in response to the presence of any Hazardous Materials in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear or otherwise appropriately assert and protect Landlord's interest with respect thereto. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests. Upon Landlord's approval of the work to be performed and provided that Landlord does not elect to perform said work as provided hereinbelow, Tenant shall perform any Remedial Work required as a result of any release or discharge by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, concessionaires, or invitees of Hazardous Materials affecting the Premises or the Project or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, concessionaires, or invitees. Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Section 1 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding and Tenant shall pay, upon demand, all costs (including attorneys' fees and costs and other costs) incurred by Landlord in remedying such violations or performing all Remedial Work, together with interest thereon at the Agreed Rate from the date of payment by Landlord.

                  d) Notice; Reporting. Tenant shall notify Landlord within two
(2) days after any of the following: (i) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (ii) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (iii) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation or enforcement or regulatory action, pursuant to any Hazardous Materials Laws; (iv) Tenant's receipt of notice or knowledge of any report made to any environmental agency arising out of or in connection with any Hazardous Materials in or about the Premises or the Project or removed therefrom, including any complaints, notices, warnings or asserted violations in connection therewith; or (v) Tenant's receipt of notice or knowledge of any claims made or threatened by any third Person against Landlord, Tenant, the Project or the Premises relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws, including without limitation copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises. In connection with any Hazardous Materials involving the Premises or the Project with respect to which Tenant is responsible hereunder, Tenant shall make all reports and filings required by any Hazardous Materials Laws, including without limitation, pursuant to California Water Code Section 13260 and California Health and Safety Code Section 25220, and provide Landlord with the same for Landlord's review and approval prior to filing.

                  e) Other Requirements. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord under this Section 1, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or Persons and in forms reasonably acceptable to Landlord, as Landlord

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may from time to time reasonably request. The Parties agree that although
Landlord shall have the right to enter upon the Premises at any time to monitor and enforce Tenant's compliance with the requirements of this Section 1, Landlord does not have the power or authority to control Tenant's actual use of the Premises beyond the commitments and covenants set forth herein and therefor shall have no responsibility for the same.

                  f) Landlord's Representations. Landlord represents that, to the best of its knowledge as of the commencement date, the Premises are not contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws.

                  g) Indemnification of Lessor. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, shareholders, officers, directors, lenders and ground Lessor, if any, and the Property, Building and Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises or Property by or for the benefit of Lessee or under Lessee's control. Lessee's obligations under this subparagraph (c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment suffered by Lessor, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or to tanks storing Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of the parties' execution of such agreement.

                  (h) Indemnification of Lessee. Lessor shall indemnify, protect, defend and hold Lessee, its agents, employees, shareholders, officers, directors, lenders, if any, and the Premises, harmless from and against any and all environmental damages, including the cost or remediation, arising out of or involving any Hazardous Substance or storage tank existing on the Premises prior to the Commencement Date. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration of this Lease.

         6.3 Lessee's Compliance with Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to such requirements (including but not limited to, (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Property and Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy, which govern or affect Lessee's use and/or occupancy of the Premises. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

         6.4 Inspection; Compliance. Lessor, Lessor's agents, employees, contractors designated representatives and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation,

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use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1(e)) is found to exist or to be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee, upon Lessor's written request, shall reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to a violation or contamination attributable to the acts or omissions of Lessee.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

         7.1 Lessee's Obligations.

                  (a) Subject to the provisions of Paragraphs 2.2 (Condition),
7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee, at Lessee's sole expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, (i) all plumbing systems, heating systems, ventilating and air conditioning systems (if any), fire sprinkler system, electrical and lighting facilities and equipment located within the Premises or located outside the Premises (to the extent the same exclusively serves the Premises,), (ii) Trade Fixtures (defined below),
(iii) floors, interior walls and ceilings and interior surfaces of exterior walls of the Premises and (iv) windows, doors and skylights located within the Premises.

                  (b) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1 or under any other Paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior within notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf as reasonably may be required to put the Premises in good order, condition and repair; and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

         7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 1.13 (Lessor's Improvements), 1.14 (Lessee's Improvements), 2.2 (Condition), 4.2 (Operating Expenses), 6 (Use) 7.1 (Lessee's Obligations), 9 (Damage or Destruction), 13.5 (Breach by Lessor), and 14 (Condemnation) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers or invitees (in which event Lessee shall repair the damage), Lessor, at Lessor's sole expense, shall keep in good condition and repair the roof, foundation and exterior walls of the Premises, as well as utility systems located outside the Premises (to the extend the same serve other premises in addition to the Premises). Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, or doors of the Premises. Lessor shall have no obligation to make repairs under this Paragraph 7.2 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to perform any such repairs or to furnish any such services when such failure is caused by accident, breakage, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

         7.3 Utility Installations; Trade Fixtures; Alterations.

                  (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery, equipment, tubing, piping and production facilities that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a).

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                  (b) Consent Required. Lessee shall not make any Alterations or
Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the Term of this Lease as extended does not exceed a sum equal to Twenty-Five Thousand Dollars ($25,000.00). If Lessee is not required to obtain Lessor's approval, Lessee shall be permitted to make any alterations (including signs in Paragraph
34) allowed under this Paragraph 7.3(b) so long as they comply with all requirements of Paragraph 7.3 (c) except the requirement to obtain Lessor's prior consent.

                  (c) Lessor's Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(b) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits, together with a copy of the plans and specifications for the Alteration or Utility Installation, to Lessor prior to commencement of the work thereon, (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner, and (iv) use a licensed contractor who will be required to supply Lessee and Lessor proof of worker's compensation insurance (minimum of $1,000,000 coverage) prior to starting the work. Any Alterations or Utility Installations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

                  (d) Lien Protection/Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises; and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. If Lessor elects to participate in any such action, Lessee shall pay Lessor's reasonable attorneys' fees and costs.

         7.4 Ownership; Removal; Surrender; and Restoration.

                  (a) Ownership. Subject to Lessor's rights to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise, instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

                  (b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed prior to the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor; provided, however, Lessor shall notify Lessee in writing, at the time Lessor gives its consent to any request to install any Lessee Owned Alterations or Utility Installations, that Lessor desires that Lessee remove the same upon expiration or earlier termination of this Lease. Lessor's failure to give such notice shall be deemed a waiver of its right to require removal of the affected Lessee Owned Alterations or Utility Installations. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

                  (c) Surrender/Restoration. Lessee shall surrender the Premises not later than the last day of the Lease Term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise provided in subparagraph 7.4(b), the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises as provided under this this Lease.

8. Insurance; Indemnity.

         8.1 Payment of Premium Increases.

                  (a) Lessee, in addition to it obligations under Paragraph 4.2, shall pay to Lessor the amount of any increase in Lessor's insurance cost ("Insurance Cost ") attributable to Lessee's use of the Premises occurring during the Lease Term. "Insurance Cost " is defined as the actual cost of the insurance required under Paragraphs 8.2(b), 8.3(a) and 8.3(b) (collectively, "Required Insurance"). "Insurance Cost" shall include, but not be limited to, insurance cost resulting from the nature of Lessee's occupancy, any act or omission of Lessee or requirements of the holder of a mortgage or deed of trust covering the Property.

                  (b) Lessee shall pay any such Insurance Cost to Lessor within thirty (30) days after receipt by Lessee of a copy of the premium statement or other reasonable evidence of the amount due. If the insurance policies maintained hereunder cover other property besides the Property, Lessor shall also deliver to Lessee a statement of the amount of such Insurance Cost attributable only to the Premises showing in reasonable detail the manner in which such amount was computed. Premiums for policy periods commencing prior to, or extending beyond, the Term of this Lease shall be prorated to correspond to the term of this Lease.

         8.2 Liability Insurance.

                  (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance protecting Lessee, as well as Lessor and any Lenders whose names have been provided to Lessee (as additional insureds), against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas attached thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 per occurrence with an "Additional Insured -- Managers or Lessor of Premises" endorsement and shall contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusion as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                  (b) Carried By Lessor. Lessor shall also maintain commercial general liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

         8.3 Property Insurance -- Building, Improvements and Rental Value.

                  (a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Building, including the Premises. The amount of such insurance shall be equal to the full replacement cost of the Building, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4. If the coverage is available and appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless specifically required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clauses, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

                  (b) Rental Value. Lessor shall, in addition, obtain and keep in force during the Term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all Operating Expenses, real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Operating Expenses, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period.

                  (c) Lessee's Improvements. Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

         8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessee's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, Lessee Owned Alterations and Utility Installations in, on, or about the Premises. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and Trade Fixtures or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the insuring Party with respect to the insurance required by this Paragraph
8.4 and shall provide Lessor with written evidence that such insurance is in force.

         8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the State of California, and maintaining during the policy term a "General Policyholders Rating" of at least A-VIII, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything, which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor certified copies of or certificates evidencing the existence and amounts of the insurance, and with the additional insureds, required under Paragraphs 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Lessor shall be the Insuring Party in regard to any insurance required to be carried by Lessor under this Lease.

         8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraphs 8.3 and 8.4. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee as the case may be, so long as the insurance is not invalidated thereby.

         8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, or willful causation of damage, Lessee shall indemnify, protect, defend and hold harmless the Premises, Building and Property and Lessor and its agents, shareholders, officers, directors, employees, partners and Lenders, from and against any and all claims, loss or rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

         8.8 Exemption of Lessor from Liability. Except for the gross negligence or willful misconduct of Lessor, its agents or employees, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor. Notwithstanding Lessor's gross negligence or willful misconduct, Lessor shall under no circumstances be liable for injury to Lessee's business, for any loss of income or profit therefrom or for any other consequential or exemplary damages.

9. Damage or Destruction.

         9.1 Definitions.

                  (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

                  (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations. In addition, damage or destruction to the Building other than Lessee Owned Alterations and Utility Installations of any lessees of the Building, the cost of which damage and destruction is 50% or more of the then Replacement Cost of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

                  (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                  (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                  (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on or under the Premises.

         9.2 Partial Damage -- Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessor shall promptly pay the shortage in proceeds as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of Lessee's improvements, full replacement cost insurance coverage was not reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten
(10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete the repairs as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction.

         Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         9.3 Partial Damage -- Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of either Party (in which event such Party shall make the repairs at that Party's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

         9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), either party to this Lease can terminate the Lease with twenty-four (24) hours written notice to the other party, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as otherwise provided in Paragraph 8.6.

         9.5 Damage Near End of Term. If at any time during the last six (6) months of the Lease Term there is damage for which the cost to repair exceeds two (2) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. In the event Lessee, at the time of such damage, has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

         9.6 Abatement of Rent; Lessee's Remedies.

                  (a) In the event of damage described in Paragraph 9.2 (Partial Damage -- Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Operating Expenses, Real Property Taxes, insurance premiums, and other charges, if any payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Operating Expenses, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

                  (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, in addition to any other remedy Lessee may have, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 9 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

         9.8 Termination -- Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not required to be, used by Lessor under the terms of this Lease.

         9.9 Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

         10.1 (a) Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises.

                  (b) Additional Improvements. Notwithstanding Paragraph 10.1(a) hereof, Lessee shall pay to Lessor upon demand therefore the entirety of any increase in Real Property Taxes assessed to Lessor by reason of Trade Fixtures, Alterations or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

         10.2 Definition of "Real Property Taxes". As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to, the improvements made pursuant to this lease, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

         10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

         10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations; Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with all taxes thereon. If any such services are not separately metered or sub-metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12. Assignment and Subletting.

         12.1 Lessor's Consent Required.

                  (a) Except as otherwise provided in this Lease, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises ("subletting") without Lessor's prior written consent given under and subject to the terms of Paragraph
36. Such consent shall not be unreasonably withheld.

                  (b) A change in the control of Lessee shall not constitute an assignment or subletting requiring Lessor's consent, unless there is transfer, on a cumulative basis, of or more than fifty percent (50%) of the voting control of Lessee.

                  (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

                  (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent, at Lessor's sole election, either shall be a Default curable after notice per Paragraph 13.1(c), ) or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value, if the same is greater than the Base Rent then in effect. Further, in the event of such Breach and market rental value adjustment, all fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 100% of the scheduled adjusted rent or increased monthly Base Rent amount, whichever is greater.

                  (e) Notwithstanding any contrary provision, Lessee, upon written notice to Lessor but without having to secure Lessor's written consent, may assign this Lease or sublease all or part of the Premises to an entity in which Lessee has (i) at least a fifty percent (50%) interest and (ii) management control. Any such assignment or subletting shall be by written agreement, a copy of which shall be provided to Lessor prior to the effective date of such assignment/subletting.

         12.2 Terms and Conditions Applicable to Assignment and Subletting.

                  (a) Regardless of Lessor's consent (or the requirement that Lessee secure the same), any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or Sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

                  (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

                  (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee/sublessee; provided, however, Lessor may consent to subsequent subletting(s) and assignments of the Lease/sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

                  (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee(s), without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                  (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

                  (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

         12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and condition shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes any such sublessee, upon receipt of a written notice from Lessor stating that a Breach (as defined in Paragraph 13) exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

                  (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

                  (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

                  (d) No Sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                  (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the Sublessee.

         12.4 Allocation of Proceeds Payable to Lessee by Reason of Assignment/Subletting. As a condition precedent to the effectiveness of any assignment/subletting, fifty percent (50%) of the net sums or other economic consideration in excess of the Base Rent payable at the time of such subletting or assignment (less Lessee's Broker's commission and associated costs) derived from the subletting or assignment shall be payable to Lessor as additional rent under this Lease without affecting or reducing any other obligation of Lessee hereunder. In determining the net amount of economic consideration derived by Lessee, all expenses of Lessee incurred in subletting or assignment shall be deducted, including broker's commissions and legal fees incurred by lessee, as well as any charges paid to Lessor in connection with the subletting or assignment and the costs of any improvements made to the premises by Lessee for the benefit of the sublessee/assignee. If only a portion of the Premises is being subleased by Lessee, the amount to be paid to Lessor will be determined as follows: the amount of square feet sublet will be divided by total square footage of the Premises as stated in Paragraph 1.2. The resulting amount will be multiplied by the total Base Rent then payable for the Premises. Such amount then will be subtracted from the rent payable to Lessee from the sublessee for the portion of the Premises being subleased. If the amount payable by the sublessee is greater than the proportionate Base Rent (determined as provided above), Lessor shall be entitled to receive, as additional rent under this Lease, 50% of the excess amount.

13. Default; Breach; Remedies.

         13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $300 is a reasonable sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease (including, but not limited to, the failure to pay Base Rent or Additional Rent, when due at any time during the Term). A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

                  (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

                  (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five
(5) days following written notice thereof by or on behalf of Lessor to Lessee.

                  (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with applicable law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(a), (iii) the recession of an unauthorized assignment or subletting per Paragraph 12.1(d), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30,
(vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

                  (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                  (e) The occurrence of any of the following events: (i) The making of Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. ss.101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                  (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

                  (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease

         13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any three (3) checks given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the terms hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefor, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                  (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting, which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

                  (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

                  (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 Inducement Recapture in Event of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, during the first forty-eight (48) months of the Lease Term, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

         13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building, unless the land taken materially reduces available access to or parking for the Premises (and no reasonable substitute for such access or parking is available). Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. Broker's Fees. Lessor shall pay all commissions and fees due the Broker designated in Paragraph 1.12. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Broker, if any named in Paragraph 1.12) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no any any other broker, finder or other person, firm or entity other than said named Broker is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto.

16. Tenancy and Financial Statement.

         16.1 Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

         16.2 If Lessor desires to finance, refinance, or sell the Property, any part thereof, or the Building, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Property, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Property or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of twelve percent per annum or the maximum rate allowed by law, whichever is less, in addition to the late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements. This Lease contains all agreement between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. Notices.

         23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or US Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

         23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event Lessee retains possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of California. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

         30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the Property, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Lessor or with respect to events occurring

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prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior Lessor, or (iii) be bound by prepayment of more than one month's rent.

         30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

         30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney's Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorney's fee award by the Court or other tribunal shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is substantially commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise upon twenty four (24) hours notice to Lessee, for the purpose of showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty
(120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without having first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises, except that Lessee may, subject to Lessor's prior written approval, install a sign on the exterior of the Building (but not on the roof), the placement of which will be subject to Lessor's prior written approval. The installation of any permitted sign on the Premises by or for Lessee also shall be subject to all of the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations) and all applicable statutes, ordinances and regulations.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

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36. Consents.

                  (a) Except as otherwise provided herein, wherever in this Lease the consent of Lessor is required to an act by or for the Lessee, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation thereof. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

                  (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. Guarantor:

         37.1 If there are to be any Guarantors of this Lease per Paragraph 1.15, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

         37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give:
(a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the Base Rent and all other rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39. Options.

         39.1 Definition. As used in this lease the word "Option" has only the following meaning: the right to extend the Term of this Lease..

         39.2 Options Personal to Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 of this Lease, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lease is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

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

         39.3 Multiple Options. In the event that Lessee has any multiple Options to extend this Lease, a later option cannot be exercised unless the prior options to extend this Lease have been validly exercised.

         39.4 Effect of Default on Options.

                  (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph
13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, at any time during the lease term, whether or not the Defaults are cured, during the 12 month period immediately prededing the exercise of the Option.

                  (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                  (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option if after such exercise and during the initial term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee two or more notices of Default under Paragraph
13.1 during any twelve month period, whether or not the Defaults are cured, or
(iii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings/Premises. If the Premises are part of a group of buildings controlled by Lessor or is located within a building that contains multiple premises, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lessee hereby acknowledges that the Base Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same; provided, however, to the extent such services and/or other measures are provided to the Property by Lessor, the same shall be included as Operating Expenses. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joiner of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and

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deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the Property.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

49. Parking; Access Driveway. At all times during the Lease Term, Lessee and its employees, contractors and invitees, shall have (i) the exclusive right to use five (5) parking spaces ("Parking Spaces") located in the parking area adjacent to the Premises, as depicted on Exhibit A, for the purpose of parking vehicles belonging to Lessee's officers, employees, contractors and invitees and (i) the non-exclusive right to use the access driveway located on the Proeprty for the purpose of vehiclar access to and from the Premises and the Parking Spaces. There shall be no additional rent or other charge payable for such use by Lessee; however, such use shall be subject to the provisions of this Lease, including without limitation Paragraph 40.

51. Option(s) To Extend. Lessor hereby grants to Lessee an Option to extend the Term of this Lease for a term of two (2) years ( "Option Term"), subject to all terms and conditions set forth in this Lease except for Base Rent, which shall be determined as set forth in Paragraph 51.1. Lessee must exercise each Option on or before the date one hundred eighty (180) days prior to the expiration the initial Term or preceding Option Term, as the case may be, time expressly being declared of the essence.

         51.1 Base Rent During Option Term(s). As of the commencement of each Option Term (the "Option Term Commencement Date"), Base Rent shall be adjusted as set forth in this Paragraph 51.1. During the first Option Term, Base Rent shall be payable as follows: months 1-12, $3150; and months 13-24, $3307.

         LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER (S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATED; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

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The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at 1836 Lapham Drive,                   Executed at Woodridge Il. 60517
Modesto, CA 95356                                on  March 24, 2006
on March 23, 2006



LESSOR                                           LESSEE
ARCO Securities, Inc.                            ACMI, Inc.
A California corporation                         A Utah Corporation

By: /s/ David Noland                             By: /s/ Ed Rensi
Name: David Noland Name: Ed Rensi
Title: President Title: CEO
Address: 1836 Lapham Drive                       Address:6805 Hobson Valley Dr.,
         Modesto, CA  95354                      Ste. 106 Woodridge, Il. 60517
         Telephone: 209-529-0150
         Facsimile: 209-526-3406

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